                                                                    Exhibit a.27


                      THE PAYDEN & RYGEL INVESTMENT GROUP
                               AMENDMENT NO. 26 TO
                             MASTER TRUST AGREEMENT

        This Amendment No. 26 to the Master Trust Agreement of The Payden & Rygel Investment Group, dated January 22, 1992, as amended (the Agreement"), is made as of December 11, 2001.

        WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated twenty-one sub-trusts known as the Payden Limited Maturity Fund, Payden Short Bond Fund, Payden U.S. Government Fund, Payden GNMA Fund, Payden Investment Quality Bond Fund, Payden Total Return Fund, Payden High Income Fund, Bunker Hill Money Market Fund, Payden Short Duration Tax Exempt Fund, Payden Tax Exempt Bond Fund, Payden California Municipal Income Fund, Payden Growth & Income Fund, Payden Market Return Fund, Payden U.S. Growth Leaders Fund, Payden Small Cap Leaders Fund, Payden Global Short Bond Fund, Payden Global Fixed Income Fund, Payden Emerging Markets Bond Fund, Payden Global Balanced Fund, Payden European Aggressive Growth Fund and Payden World Target Twenty Fund; and

        WHEREAS, the Trustees have the authority, without shareholder approval, under Section 7.3 of the Agreement, to amend the Agreement in any manner, so long as such amendment does not adversely affect the rights of any shareholder and is not in contravention of applicable law; and

        WHEREAS, the Trustees hereby desire to rename, and have authorized the renaming of, the Payden Investment Quality Bond Fund as the "Payden Core Bond Fund" and the Payden Total Return Fund as the "Payden Opportunity Bond Fund," each such name change to be effective December 31, 2001;

        NOW THEREFORE:

        The first paragraph of Section 4.2 of the Agreement is hereby amended to read in pertinent part as follow:

               "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustee set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate twenty-one Sub-trusts and classes thereof:
        Payden Limited Maturity Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden U.S. Government Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden

        Core Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Opportunity Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden GNMA Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden High Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Bunker Hill Money Market Fund, which shall consist of two classes of shares designated as "Class R" and "Class D" shares; Payden Short Duration Tax Exempt Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Tax Exempt Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden California Municipal Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Growth & Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Market Return Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden U.S. Growth Leaders Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Small Cap Leaders Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Global Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Global Fixed Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Emerging Markets Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Global Balanced Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden European Aggressive Growth Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; and Payden World Target Twenty Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares. The shares of each Sub-Trust and classes thereof and any shares of any further Sub-Trusts and classes thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class a the time of establishing and designating the same) have the following relative rights and preferences:".

        The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.


------------------------------              -----------------------------
Joan A. Payden                              Christopher N. Orndorff


------------------------------              -----------------------------
W. D. Hilton, Jr.                           Dennis C. Poulsen


------------------------------              -----------------------------
J. Clayburn La Force                        Stender E. Sweeney


------------------------------              -----------------------------
Gerald S. Levey, M.D.                       Mary Beth Syal


------------------------------
Thomas V. McKernan, Jr.